Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 2 to the Registration Statement (Form S-3, Reg. No. 333-173574) and related prospectus of Tengion, Inc. for the registration of 21,540,125 shares of its common stock and to the incorporation by reference therein of our report dated March 30, 2011 with respect to the financial statements of Tengion, Inc, included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Philadelphia, PA
May 16, 2011